UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 19, 2011

Vyteris, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-32741	84-1394211
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13-01 Pollitt Drive, Fair Lawn, NJ		07410
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (201) 703-2299

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Resignation of a Director

Effective May19,  2011, John Burrows has resigned as a director of Vyteris, Inc. (the “Registrant”) to pursue other business interests.  Mr. Burrows did not submit a written resignation and did not give any reason for resignation other than the foregoing.

In connection with his resignation, options to purchase Registrant common stock previously issued to Mr. Burrows shall retain their original expiration dates of 10 years from their original date of issuance, and any options, which have not yet vested, shall immediately vest.  Additionally, any cash directors’ fees for service as a director during 2010 and 2011 shall be paid simultaneously with the payment of 2010 and 2011 directors’ fees to the continuing directors on the Registrant’s Board of Directors.

Item 7.01  Regulation FD Disclosure

A copy of the Registrant’s current Powerpoint presentation is attached hereto as Exhibit 99.1.  This presentation may be used by the Registrant no earlier than May 25, 2011.

The information in Item 7.01 and the Exhibit described in Item 9.01 and attached hereto as Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing. Nothing contained in this Form 8-K shall be deemed proxy soliciting material pursuant to Rule 14a-12 promulgated under the Exchange Act.

Item 9.01  Exhibit

99.1	Registrant’s Powerpoint presentation, dated May 24, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VYTERIS, INC.

By:	/s/ Haro Hartounian
Name: Haro Hartounian
Title: Chief Executive Officer

Dated:  May 24, 2011

LIST OF EXHIBITS

99.1	Registrant’s Powerpoint presentation, dated May 24, 2011